FOR IMMEDIATE RELEASE	CONTACTS: Mike McMahon
Redwood Trust, Inc.	(415) 384-3805
Wednesday, August 4, 2010
Diane Merdian
(415) 380-2331

REDWOOD TRUST REPORTS SECOND QUARTER 2010 RESULTS

MILL VALLEY, CA – August 4, 2010 – Redwood Trust, Inc. (NYSE:RWT) today reported net income for the second quarter of 2010 of $29 million, or $0.35 per fully diluted share. This compares to net income of $47 million, or $0.58 per fully diluted share, for the first quarter of 2010, and net income of $7 million, or $0.10 per fully diluted share, for the second quarter of 2009.

Redwood also reported an estimated taxable loss of $3 million, or $0.03 per share, during the second quarter of 2010.  This compares to estimated taxable income of $1 million, or $0.01 per share, for the first quarter of 2010, and a taxable loss of $12 million, or $0.16 per share, for the second quarter of 2009.

At June 30, 2010, GAAP book value was $12.71 per share, a decrease of $0.13 per share from March 31, 2010, and management’s estimate of non-GAAP economic value was $13.37 per share, an increase of $0.05 per share from March 31, 2010.

During the second quarter of 2010, Redwood acquired $23 million of residential securities and sold $116 million of securities.   Redwood ended the quarter with a total securities portfolio of $734 million, down from $840 million at the beginning of the quarter, and with $288 million of cash and cash equivalents.

Please see the tables that follow for reconciliations between GAAP and non-GAAP metrics.   Additional information on Redwood’s business, financial results, and on non-GAAP metrics is available in Redwood’s Quarterly Report on Form 10-Q for the three months ended June 30, 2010, which was filed today with the Securities and Exchange Commission, and is also available on Redwood’s website at www.redwoodtrust.com.

The accounting concepts and disclosures relating to Redwood’s financial statements are complex. The Redwood Review is an additional publication that provides information about Redwood. Today, The Redwood Review was released covering the second quarter of 2010 and is available on our website.

Cautionary Statement:  This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2009, under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission (SEC), including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

REDWOOD TRUST, INC.

Consolidated Income Statements	Second	First	Fourth	Third	Second
($ in millions, except share data)	Quarter	Quarter	Quarter	Quarter	Quarter
	2010	2010	2009	2009	2009

Interest income	$56	$58	$62	$70	$74
Interest expense	(21)	(18)	(21)	(25)	(39)
Net interest income	35	40	41	45	35
Provision for loan losses	(4)	(9)	(9)	(10)	(15)
Market valuation adjustments, net	(7)	(11)	(4)	(11)	(29)
Net interest income (loss) after provision and	24	20	28	24	(9)
market valuation adjustments
Operating expenses	(11)	(17)	(11)	(15)	(10)
Realized gains, net	16	44	20	18	25
Benefit from income taxes	-	-	3	-	1
Net income	29	47	40	27	7
Less: Net income attributable to noncontrolling interest	-	-	-	-	-
GAAP net income	$29	$47	$40	$27	$7

Average diluted shares (thousands)	78,852	78,542	78,101	78,223	66,446
Diluted earnings per share	$0.35	$0.58	$0.51	$0.34	$0.10
Regular dividends declared per common share	$0.25	$0.25	$0.25	$0.25	$0.25

REDWOOD TRUST, INC.

Consolidated Income Statement	Six Months Ended
($ in millions, except share data)	June 30,
	2010	2009

Interest income	$115	$156
Interest expense	(39)	(87)
Net interest income	76	69
Provision for loan losses	(14)	(31)
Market valuation adjustments, net	(18)	(72)
Net interest loss after provision and	44	(34)
market valuation adjustments
Operating expenses	(29)	(22)
Realized gains, net	60	26
Benefit from income taxes	-	1
Net income (loss)	75	(29)
Less: Net (loss) income attributable to noncontrolling interest	-	(1)
GAAP net income (loss)	$75	$(28)

Average diluted shares (thousands)	78,662	59,138
Diluted earnings (loss) per share	$0.94	$(0.48)
Regular dividends declared per common share	$0.50	$0.50

REDWOOD TRUST, INC.

Consolidated Balance Sheets	30-Jun	31-Mar	31-Dec	30-Sep	30-Jun
($ in millions, except share data)	2010	2010	2009	2009	2009

Real estate loans	$3,810	$3,662	$3,740	$3,831	$3,966
Real estate securities, at fair value:
Trading securities	276	289	278	275	253
Available-for-sale securities	741	847	810	787	551
Other investments	4	11	20	29	47
Cash and cash equivalents	288	242	243	217	337
Other assets	100	144	162	146	131
Total Assets	$5,219	$5,195	$5,253	$5,285	$5,285

Short-term debt	$-	$-	$-	$-	$-
Other liabilities	142	207	181	203	185
Asset-backed securities issued - Sequoia entities	3,681	3,557	3,645	3,728	3,843
Asset-backed securities issued - Acacia entities	253	280	298	288	287
Long-term debt	140	140	140	140	150
Total liabilities	4,216	4,184	4,264	4,359	4,465

Stockholders’ equity	991	998	972	907	802
Noncontrolling interest	12	13	17	19	18
Total equity	1,003	1,011	989	926	820

Total Liabilities and Equity	$5,219	$5,195	$5,253	$5,285	$5,285

Shares outstanding at period end (thousands)	77,908	77,751	77,737	77,669	77,503
GAAP book value per share	$12.71	$12.84	$12.50	$11.68	$10.35

REDWOOD TRUST, INC.

Consolidating Income Statement
Three Months Ended June 30, 2010			Other
($ in millions)	Redwood	2010	Consolidated	Intercompany	Redwood
	Parent	Sequoia	Entities	Adjustments	Consolidated

Interest income	$16	$1	$30	$-	$47
Net discount (premium) amortization	10	-	(1)	-	9
Total interest income	26	1	29	-	56
Management fees	-	-	-	-	-
Interest expense	(2)	(1)	(18)	-	(21)
Net interest income	24	-	11	-	35
Provision for loan losses	-	-	(4)	-	(4)
Market valuation adjustments, net	(4)	-	(3)	-	(7)
Net interest income after provision	20	-	4	-	24
and market valuation adjustments
Operating expenses	(11)	-	-	-	(11)
Realized gains, net	16	-	-	-	16
Income from Other Consolidated Entities	4	-	-	(4)	-
Noncontrolling interest	-	-	-	-	-
Benefit from income taxes	-	-	-	-	-
Net income	$29	$-	$4	$(4)	$29

Consolidating Income Statement
Six Months Ended June 30, 2010			Other
($ in millions)	Redwood	2010	Consolidated	Intercompany	Redwood
	Parent	Sequoia	Entities	Adjustments	Consolidated

Interest income	$33	$1	$63	$1	$98
Net discount (premium) amortization	19	-	(2)	-	17
Total interest income	52	1	61	1	115
Management fees	1	-	-	(1)	-
Interest expense	(3)	(1)	(35)	-	(39)
Net interest income	50	-	26	-	76
Provision for loan losses	-	-	(14)	-	(14)
Market valuation adjustments, net	(7)	-	(12)	-	(19)
Net interest income after provision	43	-	-	-	43
and market valuation adjustments
Operating expenses	(28)	-	-	-	(28)
Realized gains, net	54	-	6	-	60
Income from Other Consolidated Entities	6	-	-	(6)	-
Noncontrolling interest	-	-	-	-	-
Benefit from income taxes	-	-	-	-	-
Net income	$75	$-	$6	$(6)	$75

REDWOOD TRUST, INC.

Consolidating Balance Sheet
June 30, 2010			Other
($ in millions)	Redwood	2010	Consolidated	Intercompany	Redwood
	Parent	Sequoia	Entities	Adjustments	Consolidated

Real estate loans	$3	$226	$3,581	$-	$3,810
Real estate securities, at fair value:
Trading securities	18	-	258	-	276
Available-for-sale securities	716	-	52	(27)	741
Other investments	-	-	4	-	4
Cash and cash equivalents	288	-	-	-	288
Investment in 2010 Sequoia	28	-	-	(28)	-
Investment in Other Consolidated Entities	91	-	-	(91)	-
Total earning assets	1,144	226	3,895	(146)	5,119
Other assets	41	3	56	-	100
Total Assets	$1,185	$229	$3,951	$(146)	$5,219

Short-term debt	$-	$-	$-	$-	$-
Other liabilities	54	1	87	-	142
Asset-backed securities issued	-	200	3,761	(27)	3,934
Long-term debt	140	-	-	-	140
Total liabilities	194	201	3,848	(27)	4,216

Stockholders’ equity	991	28	91	(119)	991
Noncontrolling interest	-	-	12	-	12
Total equity	991	28	103	(119)	1,003

Total Liabilities and Equity	$1,185	$229	$3,951	$(146)	$5,219

REDWOOD TRUST, INC.

Tax / GAAP Differences
Three Months Ended June 30, 2010*
(In Millions, Except per Share Data)
	Tax	GAAP	Differences
Interest income	$34	$56	$(22)
Interest expense	(3)	(21)	18
Net Interest Income	31	35	(4)
Provision for loan losses	-	(4)	4
Realized credit losses	(24)	-	(24)
Market valuation adjustments, net	-	(7)	7
Operating expenses	(10)	(11)	1
Realized gains, net	-	16	(16)
Benefit from income taxes	-	-	-
Less: Net loss attributable to noncontrolling interest	-	-	-
Net (Loss) Income	$(3)	$29	$(32)

Estimated (loss) income per share	$(0.03)	$0.35	$(0.38)

* Reconciliation of GAAP income for prior quarters is provided in filings for those quarters.

REDWOOD TRUST, INC.

Tax / GAAP Differences
Six Months Ended June 30, 2010*
(In Millions, Except per Share Data)
	Tax	GAAP	Differences
Interest income	$72	$115	$(43)
Interest expense	(3)	(39)	36
Net Interest Income	69	76	(7)
Provision for loan losses	-	(14)	14
Realized credit losses	(49)	-	(49)
Market valuation adjustments, net	-	(18)	18
Operating expenses	(21)	(29)	8
Realized gains, net	-	60	(60)
Benefit from income taxes	-	-	-
Less: Net loss attributable to noncontrolling interest	-	-	-
Net (Loss) Income	$(1)	$75	$(76)

Estimated (loss) income per share	$(0.02)	$0.94	$(0.96)

* Reconciliation of GAAP income for prior quarters is provided in filings for those quarters.

REDWOOD TRUST, INC.

Book Value Per Share and Management's Estimate of Non-GAAP Economic Value Per Share*
(In Millions, Except per Share Data)
	June 30, 2010
					Management's
	GAAP				Estimate of Non-GAAP
	As Reported	Adjustments			Economic Value
Cash and cash equivalents	$288	$			$288
Real estate securities at Redwood
Residential	725				725
Commercial	8				8
CDO	1				1
Subtotal real estate securities	734				734
Investments in the Fund	15				15
Investments in Sequoia entities	101		(25	) (a)	76
Investments in Acacia entities (b)	3		(2)		1
Total cash, securities and investments	1,141				1,114
Long-term debt	(140)		78	(c)	(62)
Other assets/liabilities, net (d)	(10)				(10)
Stockholders' Equity	$991				$1,042

Book Value Per Share	$12.71				$13.37

(a) Our investments in Sequoia entities consist of interest-only securities and senior and subordinate securities issued by Sequoia entities. We calculated the $76 million estimate of non-GAAP economic value for these securities using the same valuation process that we follow to fair value our other real estate securities. In contrast, the $101 million GAAP carrying value of these investments represents the difference between the assets and liabilities owned by the Sequoia entities.

(b) The GAAP carrying value of our investments in Acacia entities was $3 million and management's estimate of the non-GAAP economic value of those investments was $1 million, which primarily reflects the present value of the management fees we expect to earn from these entities. The equity interests and securities we own in the Acacia entities have minimal value.

(c) At June 30, 2010, we had $140 million of long-term debt outstanding with a stated interest rate of LIBOR plus 225 basis points due in 2037. During the first six months of 2010, through interest rate hedging arrangements, we effectively fixed the interest rate on this long-term debt at 6.75%. We calculated the $62 million estimate of non-GAAP economic value of this long-term debt based on its stated interest rate using the same valuation process used to fair value our other financial assets and liabilities. As a result of declining interest rates during the second quarter of 2010, the fair value of the interest rate hedges related to this long-term debt declined by $20 million, as reflected in shareholders' equity on our balance sheet.

(d) Other assets/liabilities, net are comprised of $3 million of real estate loans, $4 million of accrued interest receivable, and $37 million of other assets, less dividends payable of $19 million and accrued interest and other liabilities of $35 million (which includes $1 million for pending acquisitions).

* This table presents supplemental components of book value at June 30, 2010, as reported under GAAP and as estimated by us using fair values for our investments. We show our investments in the Fund, and the Sequoia and Acacia entities as separate line items to highlight our specific ownership interests, as the underlying assets and liabilities of these entities are legally not ours. Our non-GAAP estimated economic value is calculated using bid-side asset marks (or estimated bid-side values) and offer-side marks for our financial liabilities (or estimated offered-side values), as required to determine fair value under GAAP. For additional information to consider when reviewing this table, please see “Factors Affecting Management’s Estimate of Economic Value” in our Quarterly Report on Form 10-Q for the three months ended June 30, 2010.

REDWOOD TRUST, INC.

Sources and Uses of Cash*
(In Millions)
	Three Months Ended
	June 30, 2010	March 31, 2010
Beginning cash balance	$242	$243
Business cash flow:
Cash flow from investments (including sales proceeds)	177	193
Asset management fees	-	-
Operating expenses	(10)	(15)
Interest expense on long-term debt	(1)	(1)
Total business cash flow	166	177
Other sources and uses:
Investment in 2010 Sequoia	(28)	0
Changes in working capital	3	(2)
Acquisitions**	(55)	(156)
Derivative margins posted, net	(20)	0
Dividends	(20)	(20)
Net other uses	(120)	(178)

Net sources (uses) of cash	46	(1)
Ending cash balance	$288	$242

* The sources and uses of cash in the table above are derived from our GAAP Consolidated Statements of Cash Flow by aggregating and netting cash flow in a manner consistent with the way management analyzes it. This table excludes the gross cash flow generated by our Sequoia and Acacia securitization entities and the Fund (cash flow that is not available to Redwood), but does include the cash flow distributed to Redwood as a result of our investments in these entities. The beginning and ending cash balances presented in the table above are GAAP amounts.

** Total acquisitions in the second quarter of 2010 were $23 million, $1 million which are not reflected in this table because they did not settle until early July. Also, $33 million of acquisitions made in the first quarter that did not settle until early April are reflected in this table.